Exhibit 99.1
Dutch Bros Inc. Reports Fourth Quarter and Fiscal Year 2023 New Shop Openings
Announces Leadership Team Additions
Participating in the 2024 ICR Conference on January 8–9; Hosting Fireside Chat on January 8
GRANTS PASS, OREGON - January 8, 2024 - Dutch Bros Inc. (NYSE: BROS; the “Company” or “Dutch Bros”) one of the fastest-growing brands in the quick service beverage industry in the United States by location count, today reported highlights for the quarterly and annual periods ended December 31, 2023. The Company also released shop opening guidance for 2024, announced senior leadership changes that underscore its commitment to building a best in class team to drive scale and support its long runway for growth, and announced its participation at the 2024 ICR Conference.
Fourth Quarter and Full Year 2023 New Shop Openings:
•Opened 37 new shops in the fourth quarter of 2023, of which 32 were company-operated.
•Opened 159 new shops in the full year 2023, of which 146 were company-operated.
As of December 31, 2023, the Dutch Bros system consisted of 831 shops (542 company-operated and 289 franchised-operated) across 16 states.
Preliminary Fiscal Year 2024 Outlook
For full year 2024, Dutch Bros is providing the following preliminary outlook:
•Total system shop openings are expected to be at least 150 - 165.
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Leadership Team Additions
The Company plans to welcome three new leaders in the coming months: Joshua Guenser as Incoming Chief Financial Officer on or about February 19, 2024; Sumitro Ghosh as Incoming President of Operations on or about January 15, 2024; and Jess Elmquist as Chief People Officer on January 8, 2024. The Company expects that, following these leadership transitions, longtime Dutch Bros executive Brian Maxwell, currently Chief Operating Officer, will transition into the role of Vice Chairman, reporting to Co-founder and Executive Chairman, Travis Boersma, subject to his appointment by the Board of Directors (the “Board”).
“We are designing our executive leadership team to support the Dutch Bros mission and vision as we scale and grow to 4,000 shops,” said Christine Barone, Chief Executive Officer of Dutch Bros. “I’m excited to welcome best in class leaders who understand the industry and have effectively scaled operations while maintaining and valuing company culture. We have an exceptional team with leaders who have deep knowledge of Dutch Bros and what sets it apart in the drive-through industry, as well as those who know how to thoughtfully guide the company in its next phase of growth.”
Guenser joins Dutch Bros as Incoming Chief Financial Officer on or about February 19, 2024, and we expect, following a transitional period and subject to his appointment by the Board, he will succeed Charley Jemley as Chief Financial Officer following the release of the Company’s financial results for the quarter ending March 31, 2024. To facilitate a smooth transition, we expect Jemley will then assume an advisor role within the Company. Guenser joins Dutch Bros from MOD Super Fast Pizza Holdings, LLC, where he served as Chief Financial Officer, overseeing financial operations for all locations across North America. He also served more than ten years at Starbucks Corporation, most recently as Senior Vice President, Finance, Americas. During his tenure at Starbucks Corporation, he also held vice president and director-level roles in finance, focused on retail operations, global supply chain and reporting. Guenser began his career at KPMG, LLP, where he served for more than seven years.
Ghosh joins Dutch Bros as Incoming President of Operations on or about January 15, 2024 and will spend the first months of his tenure actively engaging with shop and field leaders across Dutch Bros markets. After this immersive field experience, we expect Ghosh will, subject to his appointment by the Board, transition to the new role of President of Operations, in which he would be accountable for shop operations, real estate strategy, and supply chain management. Ghosh joins Dutch Bros from NIKE, Inc. where he served more than two years as Global VP of Nike Stores driving strategy, structure, standards, concepts and tools. Prior to that, Ghosh served as Chief Operating Officer of Foxtrot Ventures Inc., in various roles at Starbucks Corporation, including Chief Executive Officer and Managing Director of TATA Starbucks Private Limited and Senior Vice President, Siren Retail, Global Roastery and Reserve Stores, and with Yum! Brands. In each of his roles, Ghosh was responsible for developing and operationalizing the growth of a complex and unique global store portfolio with incredible success, driving a consistent legacy of results while developing future leaders through a culture of engaged, inspired and committed teams.
As Chief People Officer, Elmquist will be responsible for all human resources functions within the organization. He comes to Dutch Bros from Phenom People, Inc, where he served as Chief Human Resources Officer and Chief Evangelist. Prior to that, he spent 20 years at Life Time Inc., most recently as Chief Learning Officer and Executive Vice President of Human Capital. Over his tenure with Life Time Inc., Elmquist helped grow the organization to more than 40,000 people and 152 locations. Elmquist began his career in public education as a teacher, mentor, and coach. Christine Schmidt remains as Chief Administrative Officer.
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2024 ICR Conference Participation
Christine Barone, Chief Executive Officer and President, and Charley Jemley, Chief Financial Officer, will hold meetings with institutional investors at the 2024 ICR Conference on January 8 - January 9, 2024, as well as host a fireside chat.
Event: ICR Conference Fireside Chat Webcast
Date: Monday, January 8, 2024
Time: 9:30 a.m. ET
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the fireside chat has concluded.
About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a high growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE. Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at 831 locations across 16 states as of December 31, 2023.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, Twitter, and TikTok, and download the Dutch Bros app to earn points and score rewards!
Dutch Bros, our Windmill logo (), Dutch Bros. Blue Rebel and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this Preliminary Earnings Release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this Preliminary Earnings Release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.
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Forward-Looking Statements
In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information and expectations regarding Dutch Bros’ leadership transitions and Dutch Bros’ number of new shop openings for the fourth quarter and full year of 2023 and full year of 2024, business strategies, and potential growth opportunities. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “should,” “guidance,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside Dutch Bros’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to general economic conditions, commodity inflation, increased labor costs, disruptions in our supply chain, ability to hire and retain employees, and other risks, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023, our Quarterly Report on Form 10-Q for the period ended September 30, 2023 filed with the SEC on November 8, 2023, and in our future reports to be filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

For Investor Relations inquiries:
Raphael Gross
ICR
(203) 682-8253
investors@dutchbros.com

For Media Relations inquiries:
Jessica Liddell
ICR
(203) 682-8208
jessica.liddell@icrinc.com
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